                                                                     EXHIBIT 11


                         CHATTEM, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS FOR THE YEARS ENDED NOVEMBER 30, 1999, 1998 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                              1999                1998                  1997
                                                         ----------         ----------           ------------
NET INCOME:
   Income before extraordinary loss . . . . . .           $  22,541           $  18,128             $  7,016
   Extraordinary loss . . . . . . . . . . . . .              (2,385)             (2,859)              (1,131)
                                                         ----------          ----------            ---------
          Net income  . . . . . . . . . . . . .           $  20,156           $  15,269             $  5,885
                                                         ==========          ==========            =========
COMMON SHARES:
   Weighted average number outstanding  . . . .               9,747               9,374                8,793
   Number issued upon assumed exercise of
     outstanding stock options and stock
     warrants . . . . . . . . . . . . . . . . .                 277                 361                  330
                                                         ----------          ----------            ---------
   Weighted average number of common and
      common equivalent shares outstanding. . .              10,024               9,735                9,123
                                                         ==========          ==========            =========

NET INCOME (LOSS) PER COMMON SHARE:
  Basic:
     Income before extraordinary loss . . . . .           $    2.31           $    1.93             $   .80
     Extraordinary loss . . . . . . . . . . . .                (.24)               (.30)               (.13)
                                                         ----------          ----------            ---------
          Total basic . . . . . . . . . . . . .           $    2.07           $    1.63             $   .67
                                                         ==========          ==========            =========
  Diluted:
     Income before extraordinary loss . . . . .           $    2.25           $    1.86             $   .77
     Extraordinary loss . . . . . . . . . . . .                (.24)               (.29)               (.12)
                                                         ----------          ----------            ---------
          Total diluted . . . . . . . . . . . .           $    2.01           $    1.57             $   .65
                                                         ==========          ==========            =========



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